Exhibit 99.1

BIOMET ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER OF FISCAL YEAR 2010

WARSAW, Ind., October 9, 2009 – Biomet, Inc. announced today financial results for its first fiscal quarter ended August 31, 2009.

•	Net sales increased 4% (7% constant currency) to $630 million, with 9% growth in the U.S.
•	Reconstructive sales, excluding dental, increased 5% (9% constant currency) worldwide, with 10% U.S. growth
•	Knee sales increased 6% (10% constant currency) worldwide, with U.S. growth of 9%
•	Hip sales increased 2% (6% constant currency) worldwide, with 4% U.S. growth
•	Extremity sales increased 18% (23% constant currency) worldwide, and increased 39% in the U.S.
•	Spine sales increased 15% (17% constant currency) worldwide, with 15% U.S. growth

Net sales increased 4% during the first fiscal quarter ended August 31, 2009, to $630.1 million from $607.0 million for the first quarter of fiscal year 2009. Excluding the impact of foreign currency, net sales increased 7% during the first quarter.

U.S. sales increased 9% to $400.2 million during the quarter; Europe sales of $154.8 million decreased 9% (increased 3% constant currency); and International (primarily Canada, South America, Mexico and the Pacific Rim) sales increased 9% to $75.1 million (13% constant currency). Excluding dental and the impact of foreign currency, net sales during the first quarter of fiscal 2010 increased 9% worldwide, 10% in the U.S., 7% in Europe, and 10% for International.

During the first quarter of fiscal 2010, Biomet reported $113.0 million of special items (pre-tax), including purchase accounting charges of $98.4 million. The purchase accounting charges primarily relate to amortization expense for established intangible assets and depreciation expense as a result of the step-up of property to fair value. The remaining $14.6 million of special items included costs primarily related to the Company’s Operational Improvement Program and $5.2 million of stock compensation expense. A reconciliation of reported results to adjusted results is included in this press release, which is also posted on Biomet’s website: www.biomet.com

On a reported basis, operating income for the first quarter totaled $79.1 million compared to operating income of $57.0 million for the first quarter of fiscal year 2009. Excluding special charges and stock compensation expense in both periods, adjusted operating income for the first quarter of fiscal year 2010 increased 12% to $192.1 million or 30.5% of net sales compared to $171.6 million or 28.3% of net sales for the prior year period.

During the first quarter of fiscal 2010, the Company recorded a net loss of $22.8 million, on a reported basis, compared to a net loss of $59.9 million for the first quarter of fiscal 2009. Excluding special charges and stock compensation expense in both periods, adjusted net income totaled $49.2 million during the first quarter compared to $13.8 million for the same period last year.

The Company’s interest expense for the first quarter of fiscal year 2010 was $131.5 million compared to $141.9 million for the first quarter of fiscal 2009.

Excluding special charges and stock compensation expense in both periods, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the first quarter increased 11% to $230.3 million, or 36.5% of sales, compared to adjusted EBITDA of $207.0 million, or 34.1% of sales, for the prior year period.

Free cash flow (operating cash flow minus capital expenditures) was $1.6 million for the first quarter of fiscal 2010. Unlevered free cash flow (cash flow before debt service) totaled $59.8 million. The Company’s cash flow in the quarter was negatively impacted by $53 million related to a previously disclosed litigation settlement that is further described in Biomet’s 10-Q to be filed later today. Unlevered free cash flow in the first quarter of last year was $21.9 million.

The Company’s reported net debt balance at August 31, 2009, was $6.010 billion, with cash on hand of $226.4 million. Since the transaction closing date of September 25, 2007, reported net debt has decreased $134.9 million despite a $46.0 million increase in our Euro denominated debt due to the unfavorable impact of foreign currency.

At the end of the first quarter of fiscal 2010, the Company’s senior secured leverage ratio was 3.66 times the adjusted last twelve month’s (“LTM”) EBITDA (including run rate cost savings as defined in the Credit Agreement dated September 25, 2007), compared to 4.7 times at the merger date. As of August 31, 2009, the net debt leverage ratio was 6.12 times adjusted LTM EBITDA (including run rate cost savings) compared to 7.7 times at the merger date.

Biomet’s President and Chief Executive Officer Jeffrey R. Binder commented, “We began fiscal year 2010 with an encouraging quarter. I’m particularly pleased with our global sales growth of 9% for orthopedic reconstructive devices, 10% growth for knees, 23% extremity sales growth and the 17% growth rate for spine. Additional product categories that recorded double–digit sales growth during the first quarter include craniomaxillofacial fixation, sports medicine devices and softgoods and bracing products. Further, we experienced another strong quarter of leveraged growth in adjusted EBITDA, for an increase of 11% compared to the first quarter of fiscal 2009.”

A reconciliation of reported results to adjusted results is included in this press release, which is also posted on our website: www.biomet.com

First Quarter Sales Performance

	Worldwide Reported Quarter 1 - 2010	Worldwide Reported Growth %	Worldwide CC Growth %	United States Growth %
Reconstructive	$462.8	3%	7%	8%
Hips		2%	6%	4%
Knees		6%	10%	9%
Dental		-9%	-5%	-6%
Extremities		18%	23%	39%
Other		9%	15%	16%
Fixation	59.8	-1%	1%	1%
Spine	59.3	15%	17%	15%
Other	48.2	4%	7%	15%

Total Sales	$630.1	4%	7%	9%

Biomet’s knee sales increased 10% on a constant currency basis during the first quarter of fiscal year 2010. Key products during the quarter included the Oxford® Partial Knee System, the primary and revision versions of the Vanguard® Complete Knee System, E1™ antioxidant infused tibial bearings and Regenerex® porous titanium components, as well as the Signature™ Personalized Patient Care program.

Hip products that contributed to Biomet’s constant currency global sales growth of 6% were key press–fit stems, including the traditional and Microplasty® versions of the Taperloc® Hip Stem, the Echo® Hip Stem options, and the Bi-Metric® and Aura™ Hip Stems in Europe; key acetabular products included the Biolox delta™ Ceramic Femoral Heads1, the M2a-Magnum™ Tri-Spike™ Cups, Ringloc® and Regenerex® Ringloc® Cups, E1™ antioxidant infused acetabular bearings, and Freedom® Constrained Liners, as well as the Exceed ABT™ Advanced Bearing Technologies Acetabular System that is available in Europe.

Worldwide extremity device sales increased 23% (constant currency) as a result of very strong demand for the Comprehensive® Shoulder System, the Discovery® Elbow and the ExploR® Modular Radial Head. In Europe, the T.E.S.S. Shoulder also contributed to extremity sales growth.

Global dental reconstructive device sales decreased 5% on a constant currency basis during the first quarter due to the continued economic impact of the current recessionary environment. During the first quarter, the Encode Complete System continued to be well received by clinicians.

Excluding the impact of currency, fixation sales increased 1% during the first quarter. The double-digit sales growth for craniomaxillofacial fixation products was almost entirely offset by decreased sales of internal fixation, electrical stimulation and external fixation devices during the first quarter. The TraumaOne™ Fixation System was the primary contributor to craniomaxillofacial sales growth during the quarter.

1Biolox delta™ is a trademark of CeramTec AG.

Spine sales increased 17% on a constant currency basis due to balanced growth in both the spine hardware and spinal stimulation product categories during the first quarter. The key growth drivers for spine sales included the Solitaire™ Anterior Spine System, the Polaris™ Deformity System and the MaxAn™ Anterior Cervical Plate System2, as well as non-invasive spinal stimulation devices.

Sales of “other” products increased 7%, constant currency, during the first quarter of fiscal 2010. Sales were positively impacted by strong sales of sports medicine devices and softgoods and bracing products, which were partially offset by decreased sales of operating room and other miscellaneous supplies.

2 The MaxAn™ Cervical Plate System incorporates technology developed by Gary K. Michelson, M.D.

All trademarks herein are the property of Biomet, Inc. or its subsidiaries unless otherwise indicated.

Financial Schedule Presentation

The Company’s unaudited condensed consolidated financial statements as of and for the three months ended August 31, 2009 and 2008 and other financial data included in this press release have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States (except with respect to certain non-GAAP financial measures discussed below) and reflects purchase accounting adjustments related to the merger referenced below.

About Biomet

Biomet, Inc. and its subsidiaries design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. Biomet’s product portfolio encompasses reconstructive products, including orthopedic joint replacement devices, bone cements and accessories, autologous therapies and dental reconstructive implants; fixation products, including electrical bone growth stimulators, internal and external orthopedic fixation devices, craniomaxillofacial implants and bone substitute materials; spinal products, including spinal stimulation devices, spinal hardware and orthobiologics; and other products, such as arthroscopy products and softgoods and bracing products. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in approximately 90 countries.

The Merger

Biomet Inc. finalized the merger with LVB Acquisition Merger Sub, Inc., a wholly-owned subsidiary of LVB Acquisition, Inc., on September 25, 2007, which we refer to in this press release as the “merger date.” LVB Acquisition, Inc. is indirectly owned by investment partnerships directly or indirectly advised or managed by The Blackstone Group, Goldman Sachs & Co., Kohlberg Kravis Roberts & Co. and TPG Capital.

Contacts

For further information contact Daniel P. Florin, Senior Vice President and Chief Financial Officer at (574) 372-1687 or Barbara Goslee, Director, Corporate Communications at (574) 372-1514.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements are often indicated by the use of words such as “will,” “intend,” “anticipate,” “estimate,” “expect,” “plan” and similar expressions. Forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward looking statements due to, among others, the following factors: the success of the Company’s principal product lines; the results of ongoing investigations by the United States Department of Justice and the United States Securities and Exchange Commission; the ability to successfully implement new technologies; the Company’s ability to sustain sales and earnings growth; the Company’s success in achieving timely approval or clearance of its products with domestic and foreign regulatory entities; the impact to the business as a result of compliance with federal, state and foreign governmental regulations and with the Corporate Integrity Agreement; the impact to the business as a result of the economic downturn in both foreign and domestic markets; the possible enactment of federal or state health care reform, the impact of anticipated changes in the musculoskeletal industry and the ability of the Company to react to and capitalize on those changes; the ability of the Company to successfully implement its desired organizational changes and cost-saving initiatives; the impact to the business as a result of the Company’s significant international operations, including, among others, with respect to foreign currency fluctuations and the success of the Company’s transition of certain manufacturing operations to China; the impact of the Company’s managerial changes; the ability of the Company’s customers to receive adequate levels of reimbursement from third-party payors; the Company’s ability to maintain its existing intellectual property rights and obtain future intellectual property rights; the impact to the business as a result of cost containment efforts of group purchasing organizations; the Company’s ability to retain existing independent sales agents for its products; and other factors set forth in the Company’s filings with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. There can be no assurance as to the accuracy of forward-looking statements contained in this press release. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company’s objectives will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements which speak only as of the date on which they were made.

*Non-GAAP Financial Measures:

Management uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency (constant currency), operating income as adjusted, net income as adjusted, free cash flow, unlevered free cash flow, net debt, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA (as defined by our bank agreement, the method to calculate this is likely to be different from methods used by other companies).

The term “as adjusted,” a non-GAAP financial measure, refers to financial performance measures that exclude certain income statement line items, such as interest, taxes, depreciation or amortization and/or exclude certain expenses as defined by our bank agreement, such as restructuring charges, non-cash impairment charges, integration and facilities opening costs or other business optimization expenses, new systems design and implementation costs, certain start-up costs and costs related to consolidation of facilities, certain non-cash charges, advisory fees paid to the private equity owners, certain severance charges, purchase accounting costs, costs associated with stock option accounting issues, payments to distributors that are not in the ordinary course of business, litigation costs, and other related charges.

Biomet, Inc.

Product Net Sales*

Three Month Period Ended August 31, 2009 and August 31, 2008

(In millions, unaudited)

	Q1 2010	Q1 2009	Reported Growth %	Constant Currency Growth %
Reconstructive	$462.8	$449.3	3.1%	7.3%
Fixation	59.8	60.2	(1.1)%	1.1%
Spine	59.3	51.3	15.4%	16.6%
Other	48.2	46.2	4.2%	7.1%

Total Sales	$630.1	$607.0	3.8%	7.4%

	Q1 2010 Net Sales Growth As Reported	Currency Impact	Q1 2010 Net Sales Growth in Local Currencies	Impact of Dental	Q1 2010 Net Sales Growth in Local Currencies Excluding Dental
Reconstructive	3.1%	4.2%	7.3%	2.0%	9.3%
Hips	1.7%	4.0%	5.7%
Knees	5.8%	3.7%	9.5%
Extremities	17.9%	4.7%	22.6%
Dental	(9.4)%	4.1%	(5.3)%
Other	8.8%	6.4%	15.2%
Fixation	(1.1)%	2.2%	1.1%
Spine	15.4%	1.2%	16.6%
Other	4.2%	2.9%	7.1%

Total	3.8%	3.6%	7.4%	1.5%	8.9%

*	See Non-GAAP Financial Measures Disclosure Above

Biomet, Inc.

Geographic Segment Net Sales Percentage Summary*

Three Month Period Ended August 31, 2009 and August 31, 2008

(In millions, unaudited)

	Q1 2010	Q1 2009	Reported Growth %	Constant Currency Growth %
Geographic Segments:
United States	$400.2	$368.4	8.6%	8.6%
Europe	154.8	169.4	(8.8)%	2.8%
International	75.1	69.2	9.2%	12.3%

Total Sales	$630.1	$607.0	3.8%	7.4%

	Q1 2010 Net Sales Growth As Reported	Currency Impact	Q1 2010 Net Sales Growth in Local Currencies	Impact of Dental	Q1 2010 Net Sales Growth in Local Currencies Excluding Dental
United States	8.6%	—%	8.6%	1.1%	9.7%
Europe	(8.8)%	11.6%	2.8%	3.9%	6.7%
International	9.2%	3.1%	12.3%	(2.8)%	9.5%

Total	3.8%	3.6%	7.4%	1.5%	8.9%

*	See Non-GAAP Financial Measures Disclosure Above

Biomet, Inc.

As Reported Consolidated Statements of Operations

(In millions, unaudited)

	Three Months Ended August 31, 2009	Three Months Ended August 31, 2008
Net sales	$630.1	$607.0
Cost of sales	185.3	181.5

Gross profit	444.8	425.5
Gross profit percentage	70.6%	70.1%

Selling, general and administrative	246.0	253.5
Research and development	24.9	23.5
Amortization	94.8	91.5

Operating income (loss)	79.1	57.0
Percentage of Sales	12.6%	9.4%

Other expense (income), net	(4.3)	9.0
Interest expense	131.5	141.1

Income (loss) before income taxes	(48.1)	(93.1)

Income taxes	(25.3)	(33.2)

Tax rate	52.6%	35.7%

Net income (loss)	$(22.8)	$(59.9)

Percentage of Sales	-3.6%	-9.9%

BIOMET, INC.

Other Financial Information

Operating Income, as reported to Operating Income, as adjusted

(in millions, unaudited)

	Three Months Ended August 31, 2009	Three Months Ended August 31, 2008
Operating income, as reported	$79.1	$57.0
Purchase acccounting depreciation	4.5	4.5
Purchase accounting amortization	93.9	91.5
Share-based payment	5.2	7.2
Distributor agreements	—	2.0
Litigation settlements and reserves and other legal fees	1.7	1.2
Operational restructuring	2.6	—
Consulting expenses related to operational improvement initiatives, and
other related costs	2.9	6.0
Sponsor fee	2.2	1.9
Other	—	0.3

Operating income, as adjusted*	$192.1	$171.6

*	See Non-GAAP Financial Measures Disclosure Above

BIOMET, INC.

Other Financial Information

Net Income (Loss) to EBITDA, as reported

(in millions, unaudited)

	Three Months Ended August 31, 2009	Three Months Ended August 31, 2008
Net income (loss), as reported	$(22.8)	$(59.9)
Depreciation	41.8	39.9
Amortization	94.8	91.5
Interest expense	131.5	141.1
Other (income) expense, net	(4.3)	9.0
Income taxes	(25.3)	(33.2)

EBITDA, as reported*	$215.7	$188.4

*	See Non-GAAP Financial Measures Disclosure Above

BIOMET, INC.

Other Financial Information

EBITDA, as reported to EBITDA, as adjusted

(in millions, unaudited)

	Three Months Ended August 31, 2009	Three Months Ended August 31, 2008
Operating income, as reported	$79.1	$57.0
Depreciation	41.8	39.9
Amortization	94.8	91.5

EBITDA, as reported*	$215.7	$188.4

Special items and purchase accounting adjustments:
Share-based payment	5.2	7.2
Distributor agreements	—	2.0
Litigation settlements and reserves and other legal fees	1.7	1.2
Operational restructuring	2.6	—
Consulting expenses related to operational improvement initiatives, and other related costs	2.9	6.0
Sponsor fee	2.2	1.9
Other	—	0.3

EBITDA, as adjusted*	$230.3	$207.0

*	See Non-GAAP Financial Measures Disclosure Above

BIOMET, INC.

Reconciliation of GAAP Consolidated Net Income (Loss) to

Non-GAAP Adjusted Consolidated Net Income

(In millions, unaudited)

	Three Months Ended August 31, 2009	Three Months Ended August 31, 2008
Net income (loss), as reported	$(22.8)	$(59.9)
Purchase accounting depreciation	4.5	4.5
Purchase accounting amortization	93.9	91.5
Share-based payment	5.2	7.2
Distributor agreements	—	2.0
Litigation settlements and reserves and other legal fees	1.7	1.2
Operational restructuring	2.6	—
Consulting expenses related to operational improvement initiatives, and other related costs	2.9	6.0
Sponsor fee	2.2	1.9
Other	—	0.3
Tax effect on special and purchase accounting items	(41.0)	(40.9)

Net income, as adjusted*	$49.2	$13.8

*	See Non-GAAP Financial Measures Disclosure Above

BIOMET, INC.

Other Financial Information

Senior Secured Leverage Ratio

(in millions, unaudited)

	August 31, 2009
Senior Secured Debt:

USD Term Loan B	$2,298.9
EUR Term Loan B	1,230.1
Asset Based Revolver	65.2
Cash Flow Revolver	—

Consolidated Senior Secured Debt	$3,594.2	A

Consolidated Total Debt	$6,236.5	C
Cash	(226.4)

Net Debt	$6,010.1	D

LTM EBITDA:

Quarter 2 Fiscal 2009 EBITDA	247.1
Quarter 3 Fiscal 2009 EBITDA	229.8
Quarter 4 Fiscal 2009 EBITDA	242.5
Quarter 1 Fiscal 2010 EBITDA	230.3
“Run Rate” Cost Savings**	31.9

LTM EBITDA	$981.6	B

Senior Secured Leverage Ratio	3.66	A / B
Total Leverage Ratio	6.35	C / B
Total Leverage Ratio (Net Debt)	6.12	D / B

*	See Non-GAAP Financial Measures Disclosure Above
**	As defined by the Credit Agreement dated September 25, 2007

Biomet, Inc.

Balance Sheets

(In millions, unaudited)

	(Preliminary) August 31, 2009	May 31, 2009
Assets
Cash and cash equivalents	$226.4	$215.6
Accounts receivable, net	498.6	511.1
Income tax receivable	12.8	20.0
Inventories	542.9	523.9
Current deferred income taxes	78.7	78.4
Prepaids and other current assets	43.8	39.1
Property, plant and equipment, net	653.9	636.1
Intangible assets, net	5,615.4	5,680.0
Goodwill	4,805.6	4,780.5
Other assets	109.3	116.2

Total Assets	$12,587.4	$12,600.9

Liabilities and Shareholder’s Equity
Current liabilities	$519.8	$550.0
Short-term borrowings	101.5	81.2
Long-term debt	6,135.0	6,131.5
Deferred income taxes, long-term	1,781.4	1,816.3
Other long-term liabilities	177.1	181.6
Shareholder’s equity	3,872.6	3,840.3

Total Liabilities and Shareholder’s Equity	$12,587.4	$12,600.9

Net Debt (a)*	$6,010.1	$5,997.1

(a)	Net debt is the sum of total debt less cash and cash equivalents and short-term investments.

*	See Non-GAAP Financial Measures Disclosure Above

Biomet, Inc.

Consolidated Statements of Cash Flows

(In millions, unaudited)

	(Preliminary) Three Months Ended August 31, 2009	Three Months Ended August 31, 2008
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Net loss	$(22.8)	$(59.9)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	136.6	131.4
Amortization of deferred financing costs	2.8	2.8
Stock based compensation expense	5.2	7.2
Provision for (recovery) of doubtful accounts receivable	(5.2)	5.9
Loss (gain) on investments, net	(0.8)	2.9
Provision for inventory obsolescence	6.5	8.2
Deferred income taxes	(47.1)	(31.6)
Other	(1.1)	0.7
Changes in operating assets and liabilities:
Accounts receivable	19.8	(1.4)
Inventories	(22.5)	(26.6)
Prepaid expenses	(4.4)	6.0
Accounts payable	(3.0)	(17.7)
Income tax receivable (payable)	14.6	(8.2)
Accrued interest	70.0	68.8
Other	(93.1)	(22.6)

Net cash provided by operating activities	55.5	65.9

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Net proceeds from sale and purchase of investments	1.6	—
Capital expenditures	(53.9)	(41.0)
Acquisitions, net of cash acquired	(2.4)	(2.0)

Net cash used in investing activities	(54.7)	(43.0)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Debt:
Proceeds under revolving credit agreements	20.1	3.9
Payments under revolving credit agreements	(1.3)	(0.7)
Payments under senior secured credit facility	(8.9)	(9.3)
Equity:
Capital contributions	—	0.2
Repurchase of LVB Acquisition, Inc. Shares	(0.6)	(0.2)

Net cash provided by (used in) financing activities	9.3	(6.1)
Effect of exchange rate changes on cash	0.7	(1.0)

Increase in cash and cash equivalents	10.8	15.8
Cash and cash equivalents, beginning of period	215.6	127.6

Cash and cash equivalents, end of period	$226.4	$143.4

BIOMET, INC.

Other Financial Information

GAAP Operating Cash Flow Reconciled to Free Cash Flow & Unlevered Free Cash Flow

(in millions, unaudited)

	(Preliminary) Three Months Ended August 31, 2009	Three Months Ended August 31, 2008
Net loss	$(22.8)	$(59.9)
Adjustments:
Depreciation and amortization	136.6	131.4
Amortization of deferred financing costs	2.8	2.8
Stock based compensation expense	5.2	7.2
Loss (gain) on investments, net	(0.8)	2.9
Provision for (recovery of) doubtful accounts receivable	(5.2)	5.9
Provision for inventory obsolescence	6.5	8.2
Deferred income taxes	(47.1)	(31.6)
Other	(1.1)	0.7

TOTAL	74.1	67.6

Changes In:
Accounts receivables	19.8	(1.4)
Inventories	(22.5)	(26.6)
Prepaid expenses	(4.4)	6.0
Accounts payable	(3.0)	(17.7)
Income tax receivable (payable)	14.6	(8.2)
Accrued Interest	70.0	68.8
Other	(93.1)	(22.6)

Cash From Operations	$55.5	$65.9

Capital expenditures	(53.9)	(41.0)

Free Cash Flow	$1.6	$24.9

Acquisitions, net of cash acquired	(2.4)	(2.0)
Net proceeds from sale and purchase of investments	1.6	—
Capital contributions	—	0.2
Repurchase of LVB Acquisition, Inc. Shares	(0.6)	(0.2)
Add back: cash paid for interest	58.9	—
Effect of exchange rates on cash	0.7	(1.0)

Unlevered Free Cash Flow (1)	$59.8	$21.9

(1)	Free cash flow (FCF) that does not take into account the interest payments required on outstanding debt. Commonly used by companies that are highly leveraged to show how assets perform before interest.